Exhibit 99.1

Selective Reports Strong Results for the Third Quarter of 2018 - Net Income per Diluted Share of $0.93;
Non-GAAP Operating Income1 per Diluted Share of $0.99;
Dividend Increase of 11% to $0.20 per share

In the third quarter of 2018:

•	Net premiums written grew 8%

•	GAAP combined ratio was 94.6%

•	After-tax net investment income was up 45%, to $43 million

•	Annualized return on equity was 12.9% and non-GAAP annualized return on equity was 13.8%

Branchville, NJ - October 25, 2018 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the third quarter ended September 30, 2018. Net income per diluted share was $0.93, compared to $0.79 a year ago. Non-GAAP operating income1 per diluted share was $0.99, compared to $0.72 a year ago.

“In the third quarter, we generated a 94.6% GAAP combined ratio, or 90.0% excluding catastrophe losses," said Gregory E. Murphy, Chairman and Chief Executive Officer. "Although Hurricane Florence added 2.4 points to our combined ratio, our financial results this quarter reflect our disciplined underwriting franchise and strong underlying insurance operations performance. Superior service is always a focus at Selective and never more important than in the wake of devastating storms like Hurricane Florence. We are proud of the work performed by our claims team in helping our customers rebuild their homes and businesses in the days and weeks following the storm.  Growth in the quarter remains solid, as net premiums written increased 8%, driven by steady standard lines retention at 84% and commercial lines renewal pure price increases of 3.7%. Our strong relationships with our 'ivy league' distribution partners, investments in our sophisticated technology, underwriting capabilities, and focus on a superior experience for our customers and agents position us well for continued financial outperformance relative to the industry."

Mr. Murphy continued, "For the quarter, our annualized non-GAAP operating return on average equity1 was an excellent 13.8%, and 11.3% for the first nine months of 2018, compared to our financial target of 12% for 2018, which for 2018 we established as 300 basis points over our estimated weighted average cost of capital. Our results were particularly strong in the context of an above-average quarter in terms of catastrophe loss activity for the industry. We again generated superior investment performance in the quarter with after-tax net investment income up 45% from a year ago, to $43 million, benefiting from improved alternative investment returns, higher interest rates, active portfolio management and security selection,as well as the lower Federal income tax rate."

As a result of ongoing strong financial performance, the Board of Directors declared an 11% increase in the quarterly cash dividend on common stock, to $0.20 per share, that is payable December 3, 2018, to shareholders of record as of November 15, 2018.

Operating Highlights

Consolidated Financial Results	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ and shares in millions, except per share data	2018		2017			2018		2017
Net premiums written	$651.7		604.3	8%		$1,931.5		1,816.8	6%
Net premiums earned	614.3		572.1	7		1,810.9		1,700.9	6
Net investment income earned	52.4		40.4	30		141.2		119.3	18
Net realized and unrealized (losses) gains, pre-tax	(4.8)		6.8	(170)		(17.0)		7.5	(327)
Total revenues	664.5		621.3	7		1,943.1		1,836.2	6
Net underwriting income, after-tax	26.1		21.1	24		59.9		72.8	(18)
Net investment income, after-tax	42.9		29.6	45		116.3		87.3	33
Net income	55.4		46.7	19		133.2		138.6	(4)
Non-GAAP operating income[1]	59.2		42.3	40		146.6		133.7	10
Combined ratio	94.6%		94.3	0.3	pts	95.8%		93.4	2.4	pts
Loss and loss expense ratio	61.7		60.2	1.5		62.5		59.0	3.5
Underwriting expense ratio	32.5		33.9	(1.4)		33.0		34.2	(1.2)
Dividends to policyholders ratio	0.4		0.2	0.2		0.3		0.2	0.1
Catastrophe losses	4.6	pts	4.1	0.5		4.0	pts	3.8	0.2
Non-catastrophe property losses	14.6		12.6	2.0		15.4		12.7	2.7
(Favorable) prior year reserve development on casualty lines	(2.0)		(1.7)	(0.3)		(1.3)		(2.3)	1.0
Net income per diluted share	$0.93		0.79	18%		$2.23		2.34	(5)%
Non-GAAP operating income per diluted share[1]	0.99		0.72	38		2.46		2.26	9
Weighted average diluted shares	59.7		59.3	1		59.6		59.2	1
Book value per share	$29.52		29.10	1		29.52		29.10	1

Standard Commercial Lines

Standard Commercial Lines premiums, which represented 77% of our third quarter 2018 net premiums written, were up 6% in the quarter compared to a year ago. This growth reflects strong renewal pure price increases of 3.7% and strong retention of 84%. However, we are experiencing heightened competition in our efforts to grow new business, which decreased 7% from the same period last year, to $90 million. The favorable prior year casualty reserve development was predominantly driven by the workers compensation and general liability lines of business, partially offset by adverse development in the commercial auto line of business. The combined ratio in the third quarter was 94.5%, an increase of 2.4 points from a year ago, the drivers of which are outlined in the table below.

Standard Commercial Lines	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2018		2017			2018		2017
Net premiums written	$502.3		472.1	6%		$1,526.3		1,434.5	6%
Net premiums earned	481.1		445.3	8		1,422.4		1,327.3	7
Combined ratio	94.5%		92.1	2.4	pts	94.8%		91.5	3.3	pts
Loss and loss expense ratio	60.5		57.3	3.2		60.4		56.5	3.9
Underwriting expense ratio	33.5		34.6	(1.1)		34.0		34.8	(0.8)
Dividends to policyholders ratio	0.5		0.2	0.3		0.4		0.2	0.2
Catastrophe losses	4.6	pts	3.2	1.4		3.7	pts	2.9	0.8
Non-catastrophe property losses	12.5		11.0	1.5		13.2		11.1	2.1
(Favorable) prior year reserve development on casualty lines	(3.7)		(4.5)	0.8		(2.5)		(4.0)	1.5

Standard Personal Lines

Standard Personal Lines premiums, which represented 13% of our third quarter 2018 net premiums written, increased 4% compared to a year ago, driven largely by strong renewal pure price increases of 3.8% and strong retention of 85%. The combined ratio in the third quarter was 95.9%, a 7.2-point increase from a year ago. In addition to the drivers outlined in the table below, we earned flood claims handling fees, through our participation in the National Flood Insurance Program, related to Hurricane Florence that reduced our loss and loss expense ratio 1.5 points in the quarter.

Standard Personal Lines	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2018		2017			2018		2017
Net premiums written	$84.7		81.2	4%		$236.5		224.0	6%
Net premiums earned	77.2		72.6	6		227.1		215.5	5
Combined ratio	95.9%		88.7	7.2	pts	97.2%		96.5	0.7	pts
Loss and loss expense ratio	68.2		58.0	10.2		69.3		65.5	3.8
Underwriting expense ratio	27.7		30.7	(3.0)		27.9		31.0	(3.1)
Catastrophe losses	7.1	pts	3.0	4.1		8.0	pts	7.2	0.8
Non-catastrophe property losses	32.1		26.3	5.8		30.9		25.7	5.2
Unfavorable prior year reserve development on casualty lines	—		—	—		—		2.3	(2.3)

Excess and Surplus Lines

Excess and Surplus Lines premiums, which represented 10% of our third quarter 2018 net premiums written, increased 27% in the quarter compared to a year ago, driven by a 57% increase in new business. We continue to address profitability in this line through targeted price increases, business mix shifts, and improved underwriting standards.  Over the past year, we have taken steps to exit some underperforming classes of E&S business, while entering into new distribution relationships. The premium growth in the third quarter reflects the impact of one particularly large relationship that we established in the second quarter of 2018. The combined ratio for the third quarter was 93.7%, which was 26.7 points lower than a year ago. In addition to the drivers outlined in the table below, lower current year loss costs reduced the combined ratio 6.2 points in the quarter. The unfavorable prior year casualty reserve development outlined in the table below was primarily driven in the 2015 accident year reflecting for the most part severity.

Excess and Surplus Lines	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2018		2017			2018		2017
Net premiums written	$64.6		51.0	27%		$168.6		158.3	7%
Net premiums earned	56.1		54.2	3		161.4		158.2	2
Combined ratio	93.7%		120.4	(26.7)	pts	103.0%		105.2	(2.2)	pts
Loss and loss expense ratio	63.2		87.8	(24.6)		71.0		71.6	(0.6)
Underwriting expense ratio	30.5		32.6	(2.1)		32.0		33.6	(1.6)
Catastrophe losses	1.0	pts	13.5	(12.5)		1.7	pts	7.4	(5.7)
Non-catastrophe property losses	8.9		6.8	2.1		12.6		8.9	3.7
Unfavorable prior year reserve development on casualty lines	10.7		18.4	(7.7)		7.4		6.3	1.1

Investment Income

Net investment income, after-tax, in the third quarter was $43 million, up 45% compared to a year ago. The improvement was driven by: (i) the reduction in the Federal income tax rate in 2018; (ii) higher pre-tax yields on our core fixed income securities portfolio; and (iii) higher levels of alternative investment income of $4.6 million. In addition, investment income, after-tax, benefited from a 70 basis point increase year-to-date in the 90 day London Interbank Offered Rate ("LIBOR"), affecting approximately 17% of fixed income securities, which are floating rate, and reset based principally on 90 day LIBOR.  The after-tax yield on the portfolio was 3.0% during the quarter, while after-tax new money yields averaged 2.9%.

Investments	Quarter ended September 30,		Change		Year-to-Date September 30,		Change
$ in millions, except per share data	2018	2017			2018	2017
Net investment income earned, after-tax	$42.9	29.6	45%		$116.3	87.3	33%
Net investment income per share	0.72	0.50	44		1.95	1.47	33
Effective tax rate	18.2%	26.8	(8.6)	pts	17.7%	26.8	(9.1)	pts
Average yields:
Fixed income securities:
Pre-tax	3.5%	3.0	0.5	pts	3.3%	3.0	0.3	pts
After-tax	2.8	2.2	0.6		2.8	2.2	0.6
Portfolio:
Pre-tax	3.6	2.9	0.7		3.3	2.9	0.4
After-tax	3.0	2.1	0.9		2.7	2.1	0.6

Balance Sheet

$ in millions, except per share data	September 30, 2018	December 31, 2017	Change
Total assets	$7,986.8	7,686.4	4%
Total investments	5,861.1	5,685.2	3
Long-term debt	439.4	439.1	—
Stockholders’ equity	1,738.5	1,713.0	1
Invested assets per dollar of stockholders’ equity	3.37	3.32	2
Book value per share	29.52	29.28	1

Book value per share increased 1% year-to-date, driven by net income earned, partially offset by unrealized losses on our fixed income securities portfolio from rising interest rates, coupled with dividends paid to shareholders.
Subsequent Event
Hurricane Michael made landfall on October 10, 2018 in the Florida Panhandle as a powerful Category 4 hurricane and continued into Georgia and other southeastern states. While relatively early given the complexity of losses involved, we currently estimate our losses from this event to be approximately $10 million.
Guidance
After three quarters of results, we are increasing our full-year 2018 after-tax net investment income guidance by $6 million, to $156 million, as well as increasing catastrophe losses by 0.5 points, to 4.0 points. All other assumptions remain the same. Our full-year expectations are as follows:

•	A GAAP combined ratio, excluding catastrophe losses, of 92.0%, which is unchanged from prior guidance. This assumes no fourth quarter 2018 prior year casualty reserve development;

•	Catastrophe losses of 4.0 points reflecting two hurricanes;

•	After-tax net investment income of $156 million;

•
An overall effective tax rate of approximately 18%, which includes an effective tax rate of 17% for net investment income, reflecting a tax rate of 5.25% for tax-advantaged municipal bonds and a tax rate of 21% for all other investments; and

•	Weighted average shares outstanding of 59.6 million.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 a.m. ET, on Friday, October 26, 2018 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on November 26, 2018.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for ten property and casualty insurance companies rated “A” (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program. Selective maintains a website at www.Selective.com.

1Reconciliation of Net Income to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on average equity differ from net income, income per share, and return on equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments, if any.  They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses on sales of securities in any given period is largely discretionary as to timing.  In addition, these net realized investment gains and losses, as well as other-than-temporary investment impairments that are charged to earnings, and unrealized gains and losses on equity securities, could distort the analysis of trends.  These operating measurements are not intended as a substitute for net income, income per share, or return on equity prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Reconciliations of net income, income per share, and return on equity to non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on average equity, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income to Non-GAAP Operating Income

$ in millions	Quarter ended September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
Net income	$55.4	46.7	133.2	138.6
Net realized and unrealized losses (gains), before tax	4.8	(6.8)	17.0	(7.5)
Tax on net realized and unrealized losses (gains)	(1.0)	2.4	(3.6)	2.6
Net realized and unrealized losses (gains)	3.8	(4.4)	13.4	(4.9)
Non-GAAP operating income	$59.2	42.3	146.6	133.7
Reconciliation of Net Income per Diluted Share to Non-GAAP Operating Income per Diluted Share

	Quarter ended September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
Net income per diluted share	$0.93	0.79	2.23	2.34
Net realized and unrealized losses (gains), before tax	0.08	(0.11)	0.28	(0.13)
Tax on net realized and unrealized losses (gains)	(0.02)	0.04	(0.05)	0.05
Net realized and unrealized losses (gains)	0.06	(0.07)	0.23	(0.08)
Non-GAAP operating income per diluted share	$0.99	0.72	2.46	2.26

Reconciliation of Return on Equity to Non-GAAP Operating Return on Equity

	Quarter ended September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
Annualized Return on Average Equity	12.9%	11.2	10.3	11.4
Net realized and unrealized losses (gains), before tax	1.1	(1.6)	1.3	(0.6)
Tax on net realized and unrealized losses (gains)	(0.2)	0.5	(0.3)	0.2
Net realized and unrealized losses (gains)	0.9	(1.1)	1.0	(0.4)
Annualized Non-GAAP Operating Return on Average Equity	13.8%	10.1	11.3	11.0

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted, or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;

•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;

•	ratings downgrades could affect investment values and, therefore, statutory surplus;

•	the adequacy of our loss reserves and loss expense reserves;

•
the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods, and fires;

•	adverse market, governmental, regulatory, legal, or judicial conditions or actions;

•	the concentration of our business in the Eastern Region;

•	the cost and availability of reinsurance;

•	our ability to collect on reinsurance and the solvency of our reinsurers;

•	the impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss adjustment expenses;

•	uncertainties related to insurance premium rate increases and business retention;

•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;

•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;

•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s, and Fitch;

•	our entry into new markets and businesses; and

•
other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com